Exhibit (e)(xi) under Form N-1A
                                              Exhibit 1 under Item 601/Reg S-K


                                 MUTUAL FUNDS
                              SALES AND SERVICE
                                  AGREEMENT

    This Agreement is entered into among the financial institution executing this Agreement ("Financial Institution"), Federated Securities Corp. ("FSC"), and Federated Shareholder Services Company ("FSSC"), with respect to those investment companies listed in Exhibit A hereto (referred to individually as the "Fund" and collectively as the "Funds") for whose shares of beneficial interest or capital stock ("Shares") FSC serves as Distributor and for whom FSSC provides or coordinates shareholder services.

A.  Financial Institution.

1. Status of Financial Institution as "Bank" or Registered Broker-Dealer. Financial Institution represents and warrants to FSC and FSSC:

       (a)(i) that it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc.; that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. Financial Institution agrees to notify FSC immediately in the event of (1) the termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD, or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon FSC's written notice of termination to Financial Institution; or

      (a)(ii)     that it is a "bank," as that term is defined in
            Section 3(a)(6) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal banking authorities with appropriate jurisdiction over the Financial Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. Financial Institution agrees to notify FSC or FSSC immediately of any action by or communication from state or federal banking authorities, state securities authorities, the Securities and Exchange Commission, or any other party which may affect its status as a bank, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon FSC's written notice of termination to Financial Institution; and

      (b) that Financial Institution is registered with the appropriate securities authorities in all states in which its activities make such registration necessary.


2.    Financial Institution Acts as Agent for its Customers.
The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement: (a) Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for Financial Institution's account; and (e) each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement. Financial Institution shall not have any authority in any transaction to act as FSC's agent or as agent for the Funds.

B.  Sales of Fund Shares.

3.  Execution of Orders for Purchase and Redemption of Shares.
 (a) All orders for the purchase of any Shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, in each case as described in the prospectus of the Fund. Any applicable redemption fee or deferred sales charge will be deducted by the Fund prior to the transmission of the redemption proceeds to Financial Institution or its customer. FSC and the Funds reserve the right to reject any purchase request in their sole discretion . If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by FSC, a copy of each confirmation shall be sent simultaneously to Financial Institution if Financial Institution so requests.
 (b) The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and FSC's written instructions to Financial Institution from time to time.
 (c) Payments for Shares shall be made as specified in the applicable Fund prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, FSC reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof.

4.  Initial Sales Loads Payable to Financial Institution.
 (a) On each order accepted by FSC, in exchange for the performance of sales and/or distribution services, Financial Institution will be entitled to receive the applicable percentage of the initial sales load, if any, as established by FSC from the amount paid by Financial Institution's customer . The initial sales loads for any Fund shall be those set forth in its prospectus. The portion of the initial sales load payable to Financial Institution may be changed at any time at FSC's sole discretion upon written notice to Financial Institution.
 (b) Transactions may be settled by Financial Institution: (1) by payment of the full purchase price less an amount equal to Financial Institution's applicable percentage of the initial sales load, or (2) by payment of the full purchase price, in which case Financial Institution shall receive, not less frequently than monthly, the aggregate fees due it on orders received and settled.
 (c) It shall be the obligation of the Financial Institution either: (i) to provide FSC with all necessary information regarding the application of the appropriate initial sales load to each transaction, or (ii) to assess the appropriate initial sales load for each transaction and to forward the public offering price, net of the amount of the initial sales load to be reallocated to the Financial Institution, to the appropriate Fund. Neither the Fund nor FSC shall have any responsibility to correct the payment or assessment of an incorrect initial sales load due to the failure of the Financial Institution to fulfill the foregoing obligation.

5.  Advance Commissions Payable to Financial Institution.
    Upon the purchase of certain Shares, as described in the applicable prospectuses, FSC will pay Financial Institution an advance commission as set forth in the Fund's current prospectus. This amount is not to be considered an initial sales load and should not be deducted from the public offering price of the Shares which shall be forwarded to the Fund. Generally, a contingent deferred sales charge ("CDSC") will be assessed upon the redemption of Shares with regard to which an advance commission is paid by FSC; in the event that Financial Institution notifies FSC in writing that Financial Institution elects to waive such advance commission, and if the Fund's prospectus permits such a waiver, the CDSC will not be charged upon the redemption of the relevant Shares. To receive advance commission from FSC on Shares that are subject to a CDSC, Financial Institution must open investor accounts with the Fund on a fully-disclosed basis or be able to account for share ownership periods used in calculating the CDSC. Furthermore, should the custody (or record ownership) of the shares of the investor account(s) be transferred during the applicable CDSC holding period (as described in the Fund prospectus) to a financial institution which does not maintain investor accounts on a fully disclosed basis and does not account for share ownership periods, the Financial Institution agrees to reimburse FSC prior to such transfer for advance commissions paid to it by FSC.

C.  Distribution Services.

6.  Agreement to Provide Distribution Services.
 (a) With regard to those Funds which pay asset-based sales charges (pursuant to Distribution Plans adopted under Investment Company Act Rule 12b-1), as noted in the Fund's current prospectus, FSC hereby appoints Financial Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders.
 (b) The services to be provided under this Paragraph (a) may include, but are not limited to, the following:
     (i) reviewing the activity in Fund accounts;
     (ii)providing training and supervision of its personnel;
     (iii) maintaining and distributing current copies of prospectuses and shareholder reports;
     (iv)advertising the availability of its services and products;
     (v) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and
     (vi)responding to customers' and potential customers' questions about the Funds.

7.  Asset-Based Sales Loads Payable to Financial Institution.
    During the term of this Agreement, FSC will pay Financial Institution asset-based sales charges (also known as "Rule 12b-1 Fees") for each Fund as set forth in the Fund's current prospectus. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter.

D.  Shareholder Services.

8.  Agreement to Provide Shareholder and Account Maintenance Services.
    With regard to those Funds which pay a Shareholder Services Fee to Financial Institutions, as noted in the Fund's current prospectus, Financial Institution agrees to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services"). Financial Institution agrees to provide Shareholder Services which, in its best judgment, are necessary or desirable for its customers who are investors in the Funds. Financial Institution further agrees to provide FSSC, upon request, a written description of the Shareholder Services which Financial Institution is providing hereunder.

9.  Shareholder Service Fees Payable to Financial Institution.
    During the term of this Agreement, FSSC will pay Financial Institution Shareholder Service Fees as set forth in the Fund's current prospectus. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter.

E.  Miscellaneous.

10.  Delivery of Prospectuses to Customers.
    Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of the Fund or in any promotional materials or sales literature furnished to Financial Institution by FSC or the Fund.

11.  ERISA Assets.
(a) Financial Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.
 (b) Financial Institution will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, Financial Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

12.  Indemnification.
 (a) Financial Institution shall indemnify and hold harmless FSC, FSSC, each Fund, the transfer agents of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by Financial Institution of any provision of this Agreement; or
    (2) any actions or omissions of FSC, FSSC, any Fund, the transfer agents of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Financial Institution.
 (b) FSC shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by FSC of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.
 (c) FSSC shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with any breach by FSSC of any provision of this Agreement.
 (d) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (d) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.
 (e) The provisions of this Paragraph 13 shall survive the termination of this Agreement.

13.  Customer Names Proprietary to Financial Institution.
 (a) The names of Financial Institution's customers are and shall remain Financial Institution's sole property and shall not be used by FSC, FSSC, or their affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit FSC, FSSC, or any of their affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.
 (b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.
 (c) The provisions of this Paragraph 14 shall survive the termination of this Agreement.

14. Security Against Unauthorized Use of Funds' Recordkeeping Systems. Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to Financial Institution by FSC or FSSC.

15.  Solicitation of Proxies.
Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 16 will survive the termination of this Agreement.

16.  Certification of Customers' Taxpayer Identification Numbers.
Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSC, FSSC, or their respective designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

17.  Notices.
Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to FSC or FSSC shall be given or sent to FSC or FSSC at their offices located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, and all notices to Financial Institution shall be given or sent to it at its address shown below.

18.  Termination and Amendment.
 (a) This Agreement shall become effective in this form as of the date set forth below or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.
 (b) With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Distribution Plan or in any related documents to such Plan ("Independent Directors or Trustees") cast in person at a meeting called for that purpose.
 (c) This Agreement, including Exhibit A hereto, may be amended by FSC and/or FSSC from time to time by the following procedure. FSC or FSSC will mail a copy of the amendment to Financial Institution's address, as shown below. If Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by FSC or FSSC within such thirty days.
 (d) Notwithstanding subparagraph 19(b) and in addition to subparagraph 1(a), this Agreement may be terminated as follows:
   (i) at any time, without the payment of any penalty, by the vote of a majority of the Independent Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;
   (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Distributor's Contract" between the Fund and FSC, upon termination of the "Shareholder Services Agreement" between the Fund and FSSC, or upon the termination of the Distribution Plan to which this Agreement is related; and
   (iii) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.
 (e) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.
              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


19.  Governing Law.

    This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

FEDERATED SECURITIES CORP.
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779

By:
Name:  David M. Taylor
Title:  Executive Vice President

FEDERATED SHAREHOLDER SERVICES COMPANY
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779

By:
Name:  Karen J. Tracey
Title:  Senior Vice President

                                    _______________________________________
                                    Financial Institution Name
                                    (Please Print or Type)
                                    _______________________________________
                                    Address
                                    _______________________________________
                                    City        State       Zip Code

                                    By:______________________________
                                          Authorized Signature

                                    _______________________________________
                                    Title
                                    _______________________________________
                                    Print Name or Type Name
                                    Dated:_____________________

                                  Exhibit A
                 to Mutual Funds Sales and Service Agreement


                      Regions Morgan Keegan Select Funds
             Regions Morgan Keegan Select Aggressive Growth Fund
                  Regions Morgan Keegan Select Balanced Fund
                Regions Morgan Keegan Select Fixed Income Fund
          Regions Morgan Keegan Select Government Money Market Fund
                   Regions Morgan Keegan Select Growth Fund
        Regions Morgan Keegan Select Limited Maturity Government Fund
              Regions Morgan Keegan Select Strategic Equity Fund
           Regions Morgan Keegan Select Treasury Money Market Fund
                   Regions Morgan Keegan Select Value Fund




Revised:  December 1, 2002